Exhibit 99.1

Payoneer Announces First Quarter 2022 Financial Results

Q1 2022 Revenue Growth of 36% Driven by Growth in Higher Value Services

Raises Full Year 2022 Revenue and Adjusted EBITDA Guidance

NEW YORK – May 12, 2022 – Payoneer Global Inc. (“Payoneer”) (NASDAQ: PAYO), the commerce technology company powering payments and growth for the new global economy, today reported financial results for its first quarter ended March 31, 2022.

First Quarter 2022 Financial Highlights

•	Revenue increased 36% to $137.0 million, compared to $100.6 million in Q1 2021.
•	Transaction costs as a percentage of revenue decreased to 18.7% from 20.0% in Q1 2021.
•	Revenue less transaction costs increased 38% to $111.4 million from $80.5 million in Q1 2021.
•	Net income of $20.2 million compared to a net loss of $3.5 million in Q1 2021.
•	Adjusted EBITDA of $10.4 million, compared to $7.8 million in Q1 2021.
•	Operational Metrics
•	Volume increased 10% to $14.6 billion, compared to $13.3 billion in Q1 2021.
•	Revenue as a percentage of volume (“Take Rate”) increased to 94 basis points from 75 basis points in Q1 2021.

“Payoneer had a very strong first quarter, delivering revenues and adjusted EBITDA well ahead of our expectations, driven by increased adoption of higher value services and strong customer acquisition,” said Scott Galit, Chief Executive Officer of Payoneer. “We plan to continue investing in our product and geographic expansion as we see tremendous untapped potential in developing markets globally. Our go-to-market investments are delivering strong results with new customer payback period globally of less than 12 months. B2B AP/AR continues to be a highlight as volume grew approximately 58%, with a two-year CAGR of over 90%. B2B AP/AR now represents 11% of our volume, up from 8% a year ago and we are still in the very early stages of penetrating this multi-trillion-dollar B2B AP/AR market. Given our strong market position, financial performance, brand, momentum and large market opportunities, I remain optimistic about our future.”

First Quarter 2022 Business Highlights

The Company had several significant achievements in the quarter, reinforcing conviction in its investment strategy and ability to drive growth across geographies and higher value services.

•	Year over year revenue growth of over 50% across its portfolio of developing markets, which includes Latin America, Southeast Asia, Middle East North Africa and more;
•	Strong sales execution, with growing customer cohorts and new customer payback period of less than 12 months;
•	Exciting progress with its growing portfolio of higher value services;
o	B2B AP/AR volumes grew over 58% year over year
o	Payoneer Checkout momentum building as the Company ramps the onboarding of new customers
o	Commercial Card growth continued to be strong

•	Year over year partnership growth of over 100%, benefitting from continued momentum with existing partners and new partners including bKash, the largest mobile wallet in Bangladesh, and SHEIN, a global fashion and lifestyle e-tailer.

Updated 2022 Guidance

“We delivered strong first quarter results, which demonstrated the diversity of our revenue drivers, further validating our business model as we continue to invest for the long term,” said Michael Levine, Chief Financial Officer of Payoneer. “We are making positive revisions to our guidance for 2022 based on strong year-to-date results, in the context of the evolving broader macro-economic and geopolitical environment.”

“We continue to monitor the situation in Ukraine and the broader region. In our prior guidance, we assumed zero revenues from business in Ukraine, Russia and Belarus for the remainder of the year. However, based on subsequent actual results, while recognizing that the situation remains fluid, we now believe we can retain approximately 50% of our originally forecasted revenues collectively for those three countries for the rest of the year. The continued momentum in customer adoption of our higher value services, successful penetration into high-growth regions, and better-than-expected results in Ukraine, all support a higher likelihood of stronger results for the full year 2022,” concluded Levine.

Updated 2022 guidance is as follows:

Revenue	$550 million - $560 million
Transaction costs	~21.5% of revenue
Adjusted EBITDA (1)	$(10) million to $(20) million

(1)	Please refer to “Financial Information; Non-GAAP Financial Measures” below

Webcast

Payoneer will host a live webcast of its earnings on a conference call with the investment community beginning at 5:00 p.m. ET today, May 12, 2022. To access the webcast, go to the investor relations section of the Company’s website at https://investor.payoneer.com. A replay will be available on the investor relations website following the call.

About Payoneer

Payoneer (NASDAQ: PAYO) is the world’s go-to partner for digital commerce, everywhere. From borderless payments to boundless growth, Payoneer promises any business, in any market, the technology, connections and confidence to participate and flourish in the new global economy.

Since 2005, Payoneer has been imagining and engineering a truly global ecosystem so the entire world can realize its potential. Powering growth for customers ranging from aspiring entrepreneurs in emerging markets to the world’s leading digital brands like Airbnb, Amazon, Google, Upwork and Walmart, Payoneer offers a universe of opportunities, open to you.

Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of Payoneer, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance. For example, projections of future volume, revenue, transaction cost and adjusted EBITDA are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the ability to recognize the anticipated benefits of the business combination with FTAC Olympus Acquisition Corp., completed on June 25, 2021 (the “Reorganization”), which may be affected by, among other things, competition, the ability of Payoneer to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (2) the outcome of any legal proceedings; (3) changes in applicable laws or regulations; (4) the possibility that Payoneer may be adversely affected by geopolitical and other economic, business and/or competitive factors; (5) Payoneer’s estimates of its financial performance; and (6) other risks and uncertainties set forth in Payoneer’s Annual Report on Form 10-K for the period ended December 31, 2021. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Payoneer uses these non-GAAP measures to compare Payoneer’s performance to that of prior periods for budgeting and planning purposes. Payoneer believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Payoneer’s results of operations. Payoneer’s method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and Payoneer does not recommend the sole use of these non-GAAP measures to assess its financial performance. Payoneer management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Payoneer’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review Payoneer’s financial statements, which are included in Payoneer’s Annual Report on

Form 10-K for the year ended December 31, 2021 and its the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, and not rely on any single financial measure to evaluate Payoneer’s business.

Non-GAAP measures include the following item:

Adjusted EBITDA: We provide adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude: M&A related income, stock-based compensation expenses, share in losses (gain) of associated company, gain from change in fair value of warrants, other financial expense (income), net, taxes on income, and depreciation and amortization.

Other companies may calculate the above measure differently, and therefore Payoneer’s measures may not be directly comparable to similarly titled measures of other companies.

In addition, guidance for fiscal year, where adjusted, is provided on a non-GAAP basis, which Payoneer will continue to identify as it reports its future financial results. The Company cannot reconcile its expected adjusted EBITDA to expected net income under “2022 Guidance” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time, which unavailable information could have a significant impact on the Company’s GAAP financial results.

In this earnings release, we reference volume, which is an operational metric. Volume refers to the total dollar value of transactions successfully completed or enabled by our platform, not including orchestration transactions. For a customer that both receives and later sends payments, we count the volume only once, with certain limited exceptions where both received and sent payment are counted.

Investor Contact:

Investor Relations

investor@payoneer.com

Media Contact:

Irina Marciano

PR@payoneer.com

TABLE - 1

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	Three months ended
	March 31,
	2022	2021
Revenues	$136,958	$100,606

Transaction costs ($320 interest expense and fees associated with related party transaction during the three months ended March 31, 2022)	25,575	20,155
Other operating expenses	34,759	26,614
Research and development expenses	25,915	16,653
Sales and marketing expenses	34,469	23,139
General and administrative expenses	18,128	10,517
Depreciation and amortization	4,455	4,677
Total operating expenses	143,301	101,755

Operating loss	(6,343)	(1,149)

Financial income (expense):
Gain from change in fair value of Warrants	31,196	—
Other financial expense, net	(2,695)	(622)
Financial income (expense), net	28,501	(622)

Income (loss) before taxes on income and share of gain (loss) of associated company	22,158	(1,771)

Taxes on income	1,967	1,731

Share in gain (loss) of associated company	20	(6)

Net income (loss)	$20,211	$(3,508)

Per share data
Net income (loss) per share attributable to common stockholders — Basic earnings (loss) per share	$0.06	$(0.16)
— Diluted earnings (loss) per share	$0.06	$(0.16)

Weighted average common shares outstanding — Basic	342,324,722	54,868,825
Weighted average common shares outstanding — Diluted	365,992,174	54,868,825

TABLE - 2

PAYONEER GLOBAL INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (UNAUDITED)

(U.S. dollars in thousands)

	Three months ended March 31,
	2022	2021

	(in thousands)
Net income (loss)	$20,211	$(3,508)
Depreciation & amortization	4,455	4,677
Taxes on income	1,967	1,731
Other financial expenses (income), net	2,695	622
EBITDA	29,328	3,522
Stock based compensation expenses(1)	12,908	4,297
Share in losses (gain) of associated company	(20)	6
M&A related income(2)	(619)	—
Gain from change in fair value of Warrants(3)	(31,196)	—
Adjusted EBITDA	$10,401	$7,825

(1)	Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(2)	Represents non-recurring fair value adjustment of a liability related to our 2020 acquisition of Optile.
(3)	Changes in the estimated fair value of the warrants are recognized as gain or loss on the statements of operations. The impact is removed from EBITDA as it represents market conditions that are not in control of the Company.

TABLE - 3

PAYONEER GLOBAL INC.

EARNINGS (LOSS) PER SHARE (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2022	2021
Numerator:
Net income (loss)	$20,211	$(3,508)
Less dividends and revaluation attributable to redeemable and redeemable convertible preferred stock	—	5,541
Net income (loss) attributable to common stockholders	$20,211	$(9,049)
Denominator:
Weighted average common shares outstanding —
Basic	342,324,722	54,868,825
Add:
Dilutive impact of options ot purchase common stock	22,968,556	—
Dilutive impact of warrants	698,896	—
Weighted average common shares – diluted	365,992,174	54,868,825
Net income (loss) per share attributable To common stockholders — Basic earnings (loss) per share	$0.06	$(0.16)
Diluted earnings (loss) per share	$0.06	$(0.16)

TABLE - 4

PAYONEER GLOBAL INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	March 31,	December 31,
	2022	2021
Assets:
Current assets:
Cash and cash equivalents	$465,734	$465,926
Restricted cash	3,088	3,000
Customer funds	4,630,553	4,401,254
Accounts receivable, net	14,325	13,844
CA receivables, net	42,520	53,675
Other current assets	29,317	25,024
Total current assets	5,185,537	4,962,723
Non-current assets:
Property, equipment and software, net	12,977	12,140
Goodwill	21,241	21,127
Intangible assets, net	39,600	37,529
Restricted cash	5,367	5,113
Deferred taxes	3,377	4,900
Investment in associated company	7,019	7,013
Severance pay fund	1,677	1,723
Operating lease right of use assets	17,865	12,943
Other assets	13,192	13,541
Total assets	$5,307,852	$5,078,752
Liabilities and shareholders’ equity:
Current liabilities:
Trade payables	$17,376	$17,200
Outstanding operating balances	4,630,553	4,401,254
Other payables	68,420	79,374
Total current liabilities	4,716,349	4,497,828
Non-current liabilities:
Long-term debt from related party	14,296	13,665
Warrant liability	28,681	59,877
Other long-term liabilities	26,562	20,309
Total liabilities	4,785,888	4,591,679

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 380,000,000 shares authorized; no shares were issued and outstanding at March 31, 2022 and December 31, 2021.	—	—
Common stock, $0.01 par value, 3,800,000,000 and 3,800,000,000 shares authorized; 342,596,367 and 340,384,157 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively.	3,426	3,404
Additional paid-in capital	592,243	575,470
Accumulated other comprehensive income	2,643	2,253
Accumulated deficit	(76,348)	(94,054)
Total shareholders’ equity	521,964	487,073
Total liabilities and shareholders’ equity	$5,307,852	$5,078,752

TABLE - 5

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(U.S. dollars in thousands)

	Three months ended
	March 31,
	2022	2021
Cash Flows from Operating Activities
Net income (loss)	$20,211	$(3,508)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,455	4,677
Deferred taxes	1,523	1,054
Stock-based compensation expenses	13,114	4,368
Share in loss (gain) of associated company	(20)	6
Gain from change in fair value of Warrants	(31,196)	-
Foreign currency re-measurement loss	77	856
Changes in operating assets and liabilities:
Other current assets	(4,622)	(8,215)
Trade payables	176	(4,099)
Deferred revenue	(160)	(165)
Accounts receivables	(481)	13,110
CA extended to customers	(67,706)	(104,357)
CA collected from customers	76,356	98,420
Other payables	(10,794)	(13,320)
Other long-term liabilities	(1,050)	(1,507)
Operating lease right-of-use assets	2,381	2,352
Other assets	108	(6,140)
Net cash provided by (used in) operating activities	2,372	(16,468)

Cash Flows from Investing Activities
Purchase of property, equipment and software	(2,690)	(797)
Capitalization of internal use software	(3,812)	(3,351)
Severance pay fund (contributions) distributions, net	46	(213)
Customer funds in transit, net	34,409	(3,673)
Net cash provided by (used in) investing activities	27,953	(8,034)

Cash Flows from Financing Activities
Exercise of options	3,681	469
Outstanding operating balances	229,299	(22,040)
Proceeds from related party facility, net	631	-
Proceeds from long-term debt, net	-	24,001
Net cash provided by financing activities	233,611	2,430

Effect of exchange rate changes on cash and cash equivalents	(78)	(899)

Net change in cash, cash equivalents, restricted cash and customer funds	263,858	(22,971)
Cash, cash equivalents, restricted cash and customer funds at beginning of the period	4,838,433	3,413,289
Cash, cash equivalents, restricted cash and customer funds at end of the period	$5,102,291	$3,390,318